MEDIA SERVICES GROUP, INC.

                  SUBSCRIPTION AGREEMENT (this "Agreement") made as of the date set forth on the signature page hereto between Media Services Group, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and the undersigned (the "Subscriber").

                  WHEREAS, the Company desires to issue in a private placement to "accredited investors" (the "Placement") shares of Common Stock, par value $0.01 per share ("Common Stock") and warrants to purchase shares of the Company's common stock, par value $0.01 (the "Common Stock Warrants" collectively with the Common Stock, the "Offered Securities"), on the terms and conditions set forth herein, and the Subscriber desires to acquire the Offered Securities set forth on the signature page hereof; and

                  WHEREAS, the Offering Price for each share of Common Stock shall be no less than $0.50 greater than the market price of the Company's Common Stock on the day of each Closing (as defined below) and the exercise price of each warrant shall be no less than $1.00 above the market price of the Company's Common Stock on the date of each closing;

                  WHEREAS, the Company may issue Common Stock and Common Stock Warrants in this offering for an aggregate offering price of up to $4,000,000 (the "Maximum Offering");

                  WHEREAS, the Common Stock, including the Common Stock underlying the Common Stock Warrants, substantially in the form attached hereto as Exhibit A (collectively, the "Reserved Shares") are entitled to registration rights on the terms set forth in this Subscription Agreement; and

                  WHEREAS, the Subscriber is delivering simultaneously herewith a completed investor questionnaire (the "Investor Questionnaire").

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
I. SUBSCRIPTION FOR OFFERED SECURITIES AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER
1.1 Subscription for Offered Securities. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Offered Securities as is set forth upon the signature page hereof at a price per share equal to $0.50 greater than the market price of the Company's Common Stock on the date of each closing, and the Company agrees to sell such Offered Securities to the Subscriber for said purchase price. The Subscriber shall also receive a five year warrant for the purchase of one share of Common Stock, for every two shares of Common Stock purchased by such Subscriber, and such warrants shall have an exercise price per share equal to $1.00 greater than the market price of the Company's Common Stock on the date of each closing. The purchase price is payable by certified or bank check made payable to "Greenberg Traurig LLP-MSGI Escrow Account" or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. Greenberg Traurig LLP (the "Escrow Agent") shall act as such in accordance with the terms and conditions of an escrow agreement to be entered into among the Company and the Escrow Agent. 1.2 Reliance on Exemptions. The Subscriber acknowledges that the Placement has not been reviewed by the United States Securities and Exchange Commission (the "SEC") or any state agency because of the Company's representations that this is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein and in the Investor Questionnaire in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Offered Securities.
1.3 Investment Purpose. The Subscriber represents that the Offered Securities are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act. The Subscriber agrees that it will not sell or otherwise transfer the Offered Securities or the Reserved Shares (collectively, the "Securities") unless they are registered under the 1933 Act or unless an exemption from such registration is available. 1.4 Accredited Investor. The Subscriber represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the Investor Questionnaire, and that it is able to bear the economic risk of any investment in the Offered Securities. The Subscriber further represents and warrants that the information furnished by the Subscriber in the Investor Questionnaire is accurate and complete in all material respects. 1.5 Risk of Investment. The Subscriber recognizes that the purchase of the Offered Securities involves a high degree of risk in that: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (b) transferability of the Securities is limited; and (c) the Company may require substantial additional funds to operate its business and there can be no assurance that the Maximum Offering will be completed or that any other funds will be available to the Company, in addition to all of the other risks set forth in the SEC Documents (as defined in Section
1.6 hereof). The Subscriber acknowledges the disclosure relating to the risks affecting the Company set forth in the SEC Documents, and attached hereto as Exhibit B.
1.6 Information. The Subscriber acknowledges that the Company has provided herewith, as amended: (a) the Company's Annual Report on Form 10-K for the year ended June 30, 2004, (b) the Company's Quarterly Reports, on Form 10-Q for the fiscal quarter ended September 30, 2004. The Subscriber further acknowledges that the Company has made available for its review the Company's Proxy Statements, Definitive Information Statements, and Current Reports on Form 8-K, as filed with the SEC between December 31, 2003 and the date of this Subscription Agreement (collectively the "SEC Documents") and Subscriber hereby represents and warrants that: (i) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (ii) that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Placement, and any additional information which it has requested, if any. 1.7 No Representations. The Subscriber hereby represents that, except as expressly set forth in (a) this Subscription Agreement, (b) the Common Stock Warrants and (c) all exhibits, schedules and appendices which are part of the aforementioned documents, (collectively, the "Offering Documents"), no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents, the SEC Documents and the results of independent investigation by the Subscriber. 1.8 Tax Consequences. The Subscriber acknowledges that the Placement may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Offered Securities.
1.9 Transfer or Resale. The Subscriber understands that Rule 144 (the "Rule") promulgated under the 1933 Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Offered Securities under the 1933 Act, with the exception of certain registration rights covering the resale of the Reserved Shares set forth in Article V hereof.
1.10 Legends. The Subscriber understands that the certificates or other instruments representing the Securities, until such time as they have been registered under the 1933 Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall promptly issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are being sold by the holder pursuant to an effective registration statement under the 1933 Act, or (b) such holder delivers to the Company an opinion of counsel, in a reasonably satisfactory and acceptable form to the Company and its counsel directed to the Company or expressly providing that the Company may rely thereon, that a disposition of the Securities is being made pursuant to an exemption from such registration.
1.11 No General Solicitation. The Subscriber represents that the Subscriber was not induced to invest by any of the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising. 1.12 Validity; Enforcement. If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Offered Securities; and
(b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.
1.13 Address. The Subscriber hereby represents that the address of Subscriber furnished by the Subscriber at the end of this Subscription Agreement is the principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.
1.14 No Hedging Transactions. The Subscriber hereby agrees not to engage in any Hedging Transaction until such time as the Reserved Shares have been registered for resale under the 1933 Act or may otherwise be sold in the public market without an effective registration statement under the 1933 Act. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company's Common Stock or any rights, warrants, options or other securities that are convertible into, or exercisable or exchangeable for, Common Stock. 1.15 Foreign Subscriber. If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities comprising the Offered Securities or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Offered Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Subscriber's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber's jurisdiction. 1.16 NASD Member. The Subscriber acknowledges that if it is a Registered Representative of a NASD member firm, the Subscriber must give such firm notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.
II.      REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber, except as set forth in the SEC Documents, the Memorandum or the disclosure schedules attached hereto:
2.1 Securities Law Compliance. The offer, offer for sale, and sale of the Offered Securities have not been registered under the 1933 Act. The Offered Securities are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 4 of the 1933 Act. The Company will use its commercially reasonable efforts to conduct the Placement in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act and applicable state "blue sky" laws, and the Company will file all appropriate notices of offering with the SEC. The Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Placement or other termination of this Subscription Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Subscriber and will supply the Subscriber with amendments or supplements correcting such statement or omission.
2.2 Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition of the Company, or on the transactions contemplated hereby, or on the authority or ability of the Company to perform its obligations under this Subscription Agreement.
2.3 SEC Documents; Financial Statements. The SEC Documents represent all reports, schedules, forms, statements and other documents required to be filed by it since June 30, 2003 with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company has made available to the Subscriber or its representatives copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material). The Company has no reason to believe its independent auditors will withhold their consent to the inclusion of their audit opinion concerning the Company's financial statements which are to be included in any Registration Statement.
2.4 Absence of Changes. Since June 30, 2004, other than as set forth in the SEC Documents, neither the Company, nor, to the Company's knowledge, its subsidiaries have (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens or paid any obligation or liability other than current liabilities shown on the balance sheet dated as of June 30, 2004, in each case in the usual and ordinary course of business and consistent with past practices, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business and consistent with past practices,
(f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting any of its properties, business or prospects, (h) entered into any transaction other than in the usual and ordinary course of business except for this Subscription Agreement, (i) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (j) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect or (k) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted. 2.5 Title. The Company, and to the Company's knowledge, each of its subsidiaries have good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to its business. All of the material leases and subleases under which the Company or, to the Company's knowledge, any of its subsidiaries is the lessor or sublessor of properties or assets or under which they hold properties or assets as lessee or sublessee are in full force and effect. Neither the Company nor, to the Company's knowledge, any of its subsidiaries is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to the rights of the Company or, to the Company's knowledge, its subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or, to the Company's knowledge, any of its subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company and, to the Company's knowledge, each subsidiary own or lease all such properties as are necessary to its operations. 2.6 Proprietary Rights. The Company and, to the Company's knowledge, each subsidiary own, or is duly licensed to use or possess, or possesses exclusive and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the "Proprietary Rights"). The Company and, to the Company's knowledge, its subsidiaries, have not received any notice of any claims, and the Company does not have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or its subsidiaries proposed to be used or offered by the Company or its subsidiaries infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's or any of its subsidiaries' Proprietary Rights. 2.7 Litigation. There is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of the Company, threatened against the Company, its subsidiaries, or any of the Company's officers or directors in their capacities as such (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect. Neither the Company nor, to the Company's knowledge, any subsidiary is subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that has a Material Adverse Effect.
2.8 Non-Defaults; Non-Contravention. The Company and, to the Company's knowledge, its subsidiaries, are not in violation of or in default under, nor will the execution and delivery of this Subscription Agreement or consummation of the transactions contemplated herein result in a violation of or constitute a default in the performance or observance of any obligation under: (a) its Certificate of Incorporation, or its By-laws; or (b) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company or, to the Company's knowledge, its subsidiaries is a party or by which it or its property is bound, where such violation or default would have a Material Adverse Effect; or (c) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, to the Company's knowledge, federal and state securities laws and regulations), where such violation or default would have a Material Adverse Effect.
2.9 Taxes. The Company has filed all tax returns that are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or that it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. The income tax returns of the Company have not been audited by any government or regulatory authorities with in the last five years. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.
2.10 Compliance With Laws; Licenses, Etc. The Company and, to the Company's knowledge, its subsidiaries have not received notice of any violation of or noncompliance with any laws, ordinances, regulations and orders applicable to its business that would have a Material Adverse Effect and that has not been cured. The Company and, to the Company's knowledge, its subsidiaries have all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every government or regulatory body for the operation of its business as currently conducted and the use of its properties. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.
2.11 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and the other Offering Documents, to file and perform its obligations under the Offering Documents, and to issue the Securities in accordance with the terms of the Offering Documents. The execution and delivery of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents, including without limitation the issuance of the Securities, have been duly authorized by the Company's board of directors. This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. 2.12 Authorization of Securities. The issuance, sale and delivery of the Offered Securities have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered in accordance with the Offering Documents for the consideration set forth therein, the Offered Securities will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing (as defined herein). Prior to the Initial Closing, the Offered Securities will be duly reserved for issuance and when so issued, sold, paid for and delivered for the consideration set forth in the Offering Documents, the Offered Securities will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing. The Common Stock issuable upon exercise of the Common Stock Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.
2.13 Exemption from Registration. Assuming the accuracy of the information provided by the respective Subscribers in the Subscription Agreements, the offer and sale of the Offered Securities pursuant to the terms of this Subscription Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder.
2.14 Registration Rights. Except as set forth in Article V to this Subscription Agreement and on Schedule 2.14 attached hereto, no person has any right to cause the Company to effect registration under the 1933 Act of any securities of the Company. 2.15 Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Subscription Agreement. Notwithstanding, the Company may pay to a registered broker dealer a cash fee of 6% of the aggregate offering actually sold in the Placement through such registered broker dealer. In addition, the Company may to issue to any registered broker dealer five year common stock warrants equal to the number of shares of Common Stock actually sold through such broker dealer in the Placement on the same terms as the Common Stock Warrants issued in this Placement. 2.16 Title to Securities. When the Offered Securities have been duly delivered to the Subscribers participating in the Placement and payment shall have been made therefor, the several Subscribers shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the Subscribers and except as arising from applicable federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.
2.17 Consents. Except as contemplated by this Subscription Agreement, to the Company's knowledge, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Subscription Agreement. Except as otherwise provided in this Subscription Agreement, all consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing. 2.18 No General Solicitation. None of the Company, any of its affiliates, and, to the Company's knowledge, any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.
III.     TERMS OF PURCHASE
3.1 Closing Date. Provided the funds representing the sale thereof shall have cleared, and all conditions to closing have been satisfied or waived and the Company has not notified the Subscribers that they do not intend to effect the closing, the initial closing shall take place at the offices of counsel to the Company, Greenberg Traurig LLP, 200 Park Avenue, New York, New York 10166, or such other location as mutually agreed to by the Company and the Subscribers within three business days thereafter (the "Initial Closing"). At the Initial Closing, payment for the Offered Securities issued and sold by the Company shall be made against delivery of the Offered Securities comprising such Offered Securities. Subsequent closings (each of which shall be deemed a "Closing" hereunder) shall take place at any time prior to the Termination Date as may be decided by the Company. The date of the last closing of the Placement is hereinafter referred to as the "Final Closing" and the date of any Closing hereunder is hereinafter referred to as a "Closing Date." The Placement will commence on December 16, 2004 and will terminate on February 16, 2005 (the "Termination Date"), however the Company may extend the Placement pursuant to one or more extensions with the agreement of the placement agent for an additional period or periods ending on or before 90 days thereafter.
3.2 Expenses. Simultaneously with payment for and delivery of the Offered Securities at each Closing, the Company may pay a registered broker dealer a fee of 6%, if applicable, in accordance with Section 2.15. The Company shall also pay all expenses in connection with the qualification of the Securities under the blue sky laws of the states which the Company shall designate. 3.3 Escrow. Pending the sale of the Offered Securities, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent. If the Company does not have the Initial Closing on or before the Termination Date, and the Company does not extend the Offering, pursuant to Section 3.1 above, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber, subject to
Section 3.5 hereof.
3.4 Certificates. The Subscriber hereby authorizes and directs the Company, upon each Closing in the Offering, to deliver the Offered Securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated on the signature page hereto.
3.5 Return of Funds. The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.
IV.      USE OF PROCEEDS

                  The Company will receive net proceeds of up to approximately $3,700,000 (assuming a fee is paid on all of the Offered Securities), if all Offered Securities are sold, after deducting the fee payable to any placement agent and other offering costs.

                  Net proceeds from the Placement will be used by the Company in accordance with the description in the Memorandum. V. REGISTRATION RIGHTS 5.1 "Piggyback" Registration Rights. Commencing 90 days after the Initial Closing, if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the 1933 Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Reserved Shares. Upon the written request from any Holders (the "Requesting Holders"), within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Reserved Shares covered by such request (the "Requested Stock") held by the Requesting Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 5.1 shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on Reserved Shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The obligation of the Company under this Section 5.1 shall not apply after the earlier of (a) the date that all of the Reserved Shares have been sold pursuant to Rule 144 under the 1933 Act or an effective registration statement, or (b) such time as the Reserved Shares are eligible for immediate resale pursuant to Rule 144(k) under the 1933 Act.
5.2 Registration Procedures. To the extent required by Section 5.1, the Company will:
(a) prepare and file with the SEC a registration statement with respect to the Reserved Shares, and use its reasonable best efforts to cause such registration statement to become and remain effective; (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective; (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities; (d) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified; (e) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (f) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; (g) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holders; (h) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and (i) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  The Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Reserved Shares, including completion of customary questionnaires. Failure to do so may result in exclusion of such Holders' Reserved Shares from the registration statement.
5.3      Expenses.
(a) With respect to the any registration required pursuant to Section 5.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.
(b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees of counsel to the Holders (not to exceed $20,000 in the aggregate) and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 5.3(a) above). Fees and disbursements of counsel for the Holders in excess of $20,000 and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders (on a pro rata basis if and to the extent required by state securities laws).
5.4      Indemnification.
(a) The Company will indemnify and hold harmless each Holder of Reserved Shares which are included in a registration statement pursuant to the provisions of
Section 5.1 hereof, its directors and officers, and any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof. (b) Each Holder of Reserved Shares included in a registration pursuant to the provisions of Section 5.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof. (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or
(b) of this Section 5.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise under this Section except to the extent the defense of the claim is prejudiced. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided that there shall be no more than one such separate counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. VI. CONDITIONS TO CLOSING. The Subscriber's obligation to purchase the Offered Securities is subject to the satisfaction of the following conditions, any one or more of which may be waived or modified by the Subscriber.
6.1 Material Adverse Event. There shall not have occurred, at any time prior to the closing of this subscription (a) any domestic or international event, act or occurrence that has materially disrupted, or in the Subscriber's opinion will in the immediate future materially disrupt, the securities markets; (b) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the Nasdaq, or the Amex Stock Exchange; (c) any outbreak of major hostilities or other national or international calamity; (d) any banking moratorium declared by a state or federal authority; (e) any moratorium declared in foreign exchange trading by major international banks or other persons; (f) any material interruption in the mail service or other means of communication within the United States; (g) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (h) any material adverse change in the market for securities in general or in political, financial, or economic conditions.
6.2 Additional Conditions. The obligations of the parties are subject to the following additional conditions:
(a) All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date and all covenants of the other party shall have been performed if due prior to such date. (b) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Subscriber, makes it impracticable or inadvisable to purchase the Shares at the Closing.
(c) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement. (d) There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person to issue the Shares which consent or approval shall not have been obtained (except as may otherwise be provided in this Agreement).
VII. MISCELLANEOUS
7.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Media Services Group, Inc.
575 Madison Avenue
New York, New York 10022
Attn.: Jeremy Barbera

With a copy to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, New York  10166
Telephone:  (212) 801-9323
Facsimile:  (212) 801-6400
Attention:  Alan I. Annex, Esq.

If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.
7.2 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Reserved Shares on such Principal Market. The Company further agrees, if the company applies to have the Common Stock traded on any other Principal Market, it will include in such application all of the Reserved Shares, and will take such other action as is necessary to cause all of the Reserved Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. "Principal Market" initially means the NASDAQ Small-Cap Market and shall also include the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.
7.3 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Offering Documents unless the same consideration is also offered to all of the parties to the Offering Documents. For clarification purposes, this provision constitutes a separate right granted to each Subscriber by the Company and negotiated separately by each Subscriber, and is intended to treat the Subscriber as a class and shall not in any way be construed as the Subscribers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise. 7.4 Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Subscriber.
7.5 Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction. 7.6 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending a copy thereof to such party by overnight courier service at the address for such notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Subscription Agreement or any transaction contemplated hereby.
7.7 Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement. 7.8 Successors And Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Subscribers of the Offered Securities. The Company shall not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority the Securities then outstanding, except by merger or consolidation. The Subscriber may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.
7.9 Survival. The representations and warranties of the Company and the Subscriber contained in Articles I and II shall survive the Final Closing for a period of one year. 7.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.
7.11 No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, notwithstanding anything herein to the contrary.
7.12 Legal Representation. The Subscriber acknowledges that: (a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Greenberg Traurig, LLP, counsel to the Company; and that such counsel has not represented and is not representing it or any other Subscriber; (c) it understands that any placement agent has been represented by its own counsel and that such counsel has not represented and is not representing it or any other Subscriber; (d) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forgo such representation by legal counsel after being advised to seek such legal representation; and (e) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.
7.13 Confidentiality; Required Press Release. The Subscriber agrees that it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company, if any, contained in the Offering Documents to which it becomes privy until such information has been publicly disclosed by the Company or until such information is no longer confidential. The Company agrees promptly after the closing of the Final Closing, it shall issue a press release which shall set forth all of the material terms of the Placement, including pricing.
7.14 Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
7.15 Legal Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Subscription Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without, limitation, all fees, costs and expense of appeals.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

SUBSCRIBER**:                         CO-SUBSCRIBER**:


Signature of Subscriber               Signature of Co-Subscriber


Name of Subscriber [please print]     Name of Co-Subscriber [please print]


Address of Subscriber                 Address of Co-Subscriber


Social Security or Taxpayer           Social Security or Taxpayer Identification
Identification Number of Subscriber   Number of Co-Subscriber


Name of Holder(s) as it should appear on the security certificates*
[please print]


*Please provide the exact names that you wish to see on the certificates (1) For individuals, print full name of Subscriber. (2) For joint, print full name of Subscriber and all co-Subscribers.
(3) For corporations, partnerships, LLC, print full name of entity, including "&," "Co.," "Inc.," "etc.," "LLC," "LP," etc. (4) For Trusts, print trust name (please contact your trustee for the exact name that should appear on the certificates).

                             Subscription Accepted:

Dollar Amount of Common Stock and Warrants Subscribed For:   By:
                                                             Name:
$                                                            Title:
 ------------------------------------------------------

                                                             $
                              Amount of Offered Securities Subscription Accepted

** If Subscriber is a Registered Representative with an The undersigned NASD member firm acknowledges receipt NASD member firm or an affiliated person of an NASD member of the notice required by Rule 3040 of the NASD Conduct firm, have the acknowledgment to the right signed by the Rules.
appropriate party


                               Name of NASD Member

                                           By
                                           Authorized Officer Accepted

7






VIII.    RISK FACTORS
         You should carefully consider the following factors and other information before deciding to purchase our Common Stock.

Risks Related to Our Business

We compete against entities that have significantly greater name recognition and resources than we do, that may be able to respond to changes in customer requirements more quickly than we can and that are able to allocate greater resources to the marketing of their products.

         The security industry is highly competitive and has become more so over the last several years as security issues and concerns have become a primary consideration at both government and private facilities worldwide. Competition is intense among a wide ranging and fragmented group of product and service providers, including security equipment manufacturers, providers of integrated security systems, systems integrators, consulting firms and engineering and design firms and others that provide individual elements of a system, some of which are larger than us and possess significantly greater name recognition, assets, personnel, sales and financial resources. These entities may be able to respond more quickly to changing market conditions by developing new products that meet customer requirements or are otherwise superior to our products and may be able to more effectively market their products than we can because of the financial and personnel resources they possess. We cannot assure investors that we will be able to distinguish our self in a competitive market. To the extent that we are unable to successfully compete against existing and future competitors, our business, operating results and financial condition would be materially and adversely affected.

We are dependent on third party suppliers for principal components used in our products, and disruptions in supply or significant increases in component costs could materially harm our business.

         We rely on third parties to supply several key components utilized in the manufacture and implementation of our products and services. Our reliance on suppliers involves certain risks, including a potential inability to obtain an adequate supply of required components, price increases, timely delivery and component quality. Although to date, we have not experienced any disruption in supplies of components, we cannot assure you that there will not be a disruption of our supplies in the future. Disruption or termination of the supply of these components could delay shipments of products and could have a material adverse affect on our business, operating results and financial condition.

Our industry is characterized by rapid technological change, evolving industry standards and continuous improvements in products and required customer specifications. Due to the constant changes in our markets, our future success depends on our ability to improve our manufacturing processes, improve existing products and develop new products.

         The commercialization of new products involves substantial expenditures in research and development, production and marketing. We may be unable to successfully design or manufacture these new products and may have difficulty penetrating new markets. Because it is generally not possible to predict the amount of time required and the costs involved in achieving certain research, development and engineering objectives, actual development costs may exceed budgeted amounts and estimated product development schedules may be extended. Our business may be materially and adversely affected if:
|X| we are unable to improve our existing products on a timely basis; |X| our new products are not introduced on a timely basis; |X| we incur budget overruns or delays in our research and development efforts; or |X| our new products experience reliability or quality problems.

All of our orders and contracts may be cancelled so there is a risk that our backlog may not be fulfilled.

         All of our orders and contracts are subject to cancellation by our customers at any time so we cannot be certain that our backlog will be fulfilled. Government contracts are often awarded prior to legislative approval of the funding to support those contracts. Consequently, the entire amount of orders and contracts may never be funded.

Our services and reputation may be adversely affected by product defects or inadequate performance.

         Management believes that we offer state-of-the art products that are reliable and competitively priced. In the event that our products do not perform to specifications or are defective in any way, our reputation may be materially adversely affected and we may suffer a loss of business and a corresponding loss in revenues.

If we are unable to retain key executives or hire new qualified personnel, our business will be adversely affected.

         We rely on our officers and key employees and their expertise. The loss of the services of any of these individuals may materially and adversely affect our ability to pursue our current business strategy.

We may face risks associated with potential acquisitions, investments, strategic partnerships or other ventures, including whether such transactions can be located, completed and the other party integrated with our business on favorable terms.

         Although the Company continues to devote significant efforts to improving its current operations and profitability, the success of the Company's business strategy may depend upon the acquisition of complimentary businesses. No assurances can be made that the Company will be successful in identifying and acquiring such businesses or that any such acquisitions, if consummated, will result in operating profits. In addition, any additional equity financing required in connection with such acquisitions may be dilutive to stockholders, and debt financing may impose substantial additional restrictions on the Company's ability to operate and raise capital. In addition, the negotiation of potential acquisitions may require management to divert its time and resources away from the Company's operations.

         The Company periodically evaluates potential acquisition opportunities, particularly those that could be material in size and scope. Acquisitions involve a number of special risks, including: |X| the focus of management's attention on the assimilation of the acquired companies and their employees and on the management of expanding operations;
|X| the incorporation of acquired businesses into the Company's service line and methodologies; |X| the increasing demands on the Company's operational systems; |X| adverse effects on the Company's reported operating results; |X| the amortization of acquired intangible assets; and |X| the loss of key employees and the difficulty of presenting a unified corporate image.

We may have problems raising money we need in the future.

         We may require additional capital, especially in light of our recent acquisitions. We may, from time to time, seek additional funding through public or private financing, including debt or equity financing. We cannot assure you that adequate funding will be available as needed or, if it is available, that it will be on acceptable terms. If additional financing is required, the terms of the financing may be adverse to the interests of existing stockholders, including the possibility of substantially diluting their ownership position.

Our business is difficult to evaluate because our financial statements do not reflect the operations of our recent acquisitions.

         We recently completed a significant sale of an operating division, and have subsequently acquired new operating divisions. Therefore, our historical operating results may not be indicative of our future operating results. Our financial statements do not reflect such activities, are not comparable to our historical financial statements, nor do they give a clear indication of our future performance.

We need to be able to acquire and integrate companies and new product lines successfully to implement our growth strategy.

         Our growth strategy includes completing acquisitions that expand and complement our business. If we are unable to make these acquisitions, we may not be able to meet or exceed our historical levels of revenue growth and earnings. As a result, our stock price may be adversely affected.

We may be unable to make acquisitions due to,among other reasons, these factors:
|X|      the companies we seek to acquire or invest in have excessive valuation;
|X| we may not be able to identify suitable companies to buy because many of the companies in the businesses we are evaluating are relatively small when compared to us;
|X| we may not be able to purchase companies at favorable prices, or at all , due to increased competition for these companies; and,
|X| we may not be able to raise funds in the future to finance future acquisitions.
Future acquisitions only will succeed if we can effectively assess characteristics of potential target companies or product lines, such as:
|X|      financial condition and results of operations;
|X|      attractiveness of products;
|X|      suitability of distribution channels; and
|X|      management ability.

         We cannot assure you that we can identify attractive acquisition candidates or negotiate acceptable acquisition terms, and our failure to do so may adversely affect our results of operations and our ability to sustain growth.

         Completed acquisitions may give rise to a number of additional difficulties, including:
|X| difficulty integrating acquired technologies,operations and personnel with the existing business;
|X| diversion of management attention in connection with both negotiating the acquisitions and integrating the assets;
|X| strain on managerial and operational resources as management tries to oversee larger operations;
|X| potential issuance of securities in connection with the acquisition,which issuance lessens or dilutes the rights and values of currently outstanding securities;
|X| incurrence of additional debt;
|X| the write-off of in-process research and development of and other development costs;
|X| the amortization of goodwill and other intangible assets;
|X| loss of key personnel from acquired companies;
|X| failure of an acquired
    business to achieve targeted financial results; and |X| unanticipated problems
    and liabilities of acquired companies.

         We may not be able to successfully address these problems. Our future operating results will depend to a significant degree on our ability to successfully manage growth and integrate acquisitions.

We may experience variations from quarter to quarter in operating results and net income which could adversely affect the price of our common stock.

         We expect to experience significant fluctuations in future quarterly operating results. Quarterly fluctuations could adversely affect the market price of our common stock. Many factors, some of which are beyond our control, may cause future quarterly fluctuations, including:

|X|      new customer contracts which may require us to incur costs in periods prior to recognizing revenue under those contracts;
|X|      the effect of the change of business mix on profit margins;
|X|      the timing of additional selling, general and administrative expenses to support new business;
|X|      the costs and timing of the completion and integration of acquisitions, sales of assets and investments;
|X|      the timing of sales of assets;
|X|      the cyclical elements of our clients' industries;
|X|      the demand for our products and services;
|X|      the market acceptance of new products and services;
|X|      specific economic conditions in the electronic surveillance industry; and
|X|      general economic conditions.

         The anticipated quarterly fluctuations make predictions concerning our future revenues difficult. We believe that period-to-period comparisons of our results of operations will not necessarily be meaningful and should not be relied upon as indicative of our future performance for any subsequent fiscal quarter or for a full fiscal year. It also is possible that in some future quarters our operating results will be below the expectations of securities analysts and investors. In such circumstances, the price of our common stock may decline.

Because our sales tend to be concentrated among a small number of customers, our operating results may be subject to substantial fluctuations. Accordingly, our revenues and operating results for any particular quarter may not be indicative of our performance in future quarters, making it difficult for investors to evaluate our future prospects based on the results of any one quarter.

         Given the nature of our customers and products, we receive relatively large orders for products from a relatively small number of customers. Consequently, a single order from one customer may represent a substantial portion of our sales in any one period and significant orders by any customer during one period may not be followed by further orders from the same customer in subsequent periods. Our sales and operating results are subject to very substantial periodic variations. Since quarterly performance is likely to vary significantly, our results of operations for any quarter are not necessarily indicative of the results that we might achieve for any subsequent period. Accordingly, quarter-to-quarter comparisons of our operating results may not be meaningful.

The price of our stock has been volatile.

         The market price of our common stock has been, and is likely to continue to be, volatile, experiencing wide fluctuations. Such fluctuations may be triggered by:
|X| differences between our actual or forecasted operating
    results and the expectations of securities analysts and investors;
|X| announcements regarding our products, services or technologies;
|X| announcements regarding the products, services or technologies of our competitors;
|X| developments relating to our patents or proprietary rights;
|X| specific conditions affecting the electronic surveillance industry;
|X| sales of our common stock into the public market;
|X| general market conditions; and
|X| other factors.

         In recent years the stock market has experienced significant price and volume fluctuations which have particularly impacted the market prices of equity securities of many companies providing Internet-related products and services. Some of these fluctuations appear unrelated or disproportionate to the operating performance of such companies. Future market movements may adversely affect the market price of our stock.

We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others.

         Our success depends in part on our intellectual property rights and our ability to protect such rights under applicable patent, trademark, copyright and trade secret laws. We seek to protect the intellectual property rights underlying our products and services by filing applications and registrations, as appropriate, and through our agreements with our employees, suppliers, customers and partners. However, the measures we have adopted to protect our intellectual property rights may not prevent infringement or misappropriation of our technology or trade secrets. A further risk is introduced by the fact that many legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in the context of the Internet industry currently are not resolved.

         We license certain components of our products and services from third parties. Our failure to maintain such licenses, or to find replacement products or services in a timely and cost effective manner, may damage our business and results of operations. Although we believe our products and information systems do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against us. From time to time we have been, and we expect to continue to be, subject to claims in the ordinary course of our business, including claims of our alleged infringement of the intellectual property rights of third parties. Any such claims could damage our business and results of operations by:
|X|      subjecting us to significant liability for damages;
|X|      resulting in invalidation of our proprietary rights;
|X| being time-consuming and expensive to defend even if such claims are not meritorious; and
|X|      resulting in the diversion of management time and attention.

         Even if we prevail with respect to the claims, litigation could be time-consuming and expensive to defend, and could result in the diversion of our time and attention. Any claims from third parties also may result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making such claims.

Risks Related to this Placement

Future sales of our shares could adversely affect its stock price.

         As of September 30, 2004, there were 1,596,262 shares of our common stock outstanding, of which approximately 1,186,262 shares are freely tradable without restriction under the Securities Act or are eligible for sale in the public market without regard to the availability of current public information, volume limitations, manner of sale restrictions, or notice requirement under Rule 144(k), and does not include any shares held by or purchased from persons deemed to be our "affiliates" which are subject to certain resale limitations pursuant to Rule 144 under the Securities Act. The remaining shares of common stock outstanding are eligible for sale pursuant to rule 144 under the Securities Act.

         Sales of our common stock could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of equity securities or make acquisitions for stock.

We do not intend to pay cash dividends on our Common Stock.

         We do not intend to pay any cash dividends on our common stock for the foreseeable future. Our existing credit arrangement prohibits the payment of cash dividends. In addition, we cannot assure you that our operations will generate sufficient revenues to enable us to declare or pay cash dividends. We have not paid cash dividends on any of our capital stock in at least the last six years. It is anticipated that future earnings, if any, will be used to finance our future growth.

Our ability to issue "blank check" preferred stock and certain other provisions of our articles of incorporation could prevent or delay takeovers.

         Our restated articles of incorporation authorizes the issuance of "blank check" preferred stock (that is, preferred stock which our board of directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. Furthermore, we have a staggered board of directors. These provisions, together with certain provisions of Nevada law limiting the voting rights of an acquirer of a controlling interest in a Nevada corporation (such as ourselves), as well as restrictions on certain business combinations (including certain mergers and exchanges), could delay or impede a merger, tender offer or other transaction resulting in a change in control, even if such a transaction would have significant benefits to our stockholders. As a result, these provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

Management has discretion over the use of proceeds from this Placement.

         Management has broad discretion over the use of proceeds from this Placement. We may use the proceeds of this Placement in ways that do not improve our operating results or the market value of our securities. We have significant flexibility as to the timing and the use of the proceeds. You will rely on our judgment with only limited information about our specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this Placement in ways with which you may not agree. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

Our securities may trade below the offering price.


                  The offering price per share of our securities offered in this Placement has been determined through negotiations between the Company and the Subscribers and does not necessarily relate to any established criteria of value. We cannot assure you that the trading price of our securities after this Placement will equal or exceed the offering price.

Our common stock has experienced fluctuation in the past and may continue to do so in the future.


                  The stock market in recent years has experienced significant price and volume fluctuations that have affected market prices for the stock of technology companies. These fluctuations have often been unrelated to or disproportionately affected by the operating performance of these companies. The market price of our common stock could fluctuate significantly after this Placement in response to a variety of factors, some of which may be beyond our control. These factors may include one or more of the following: |X| quarterly operating results falling below or exceeding analysts' or investors' expectations in any given period; |X| changes in financial estimates or investment recommendations by securities analysts following our business; |X| changes in market valuations of, or earnings and other announcements by, our competitors; |X| announcements by our competitors of new technological innovations, service offerings, contracts, acquisitions or strategic relationships;
|X|      departures of key personnel; and
|X|      changes in business or regulatory conditions.


                  In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were to be involved in securities litigation, we could incur a substantial cost and experience diversion of resources and the attention of management away from our business. We cannot predict the future performance of the capital markets in general and the technology stocks in particular, and we cannot assure you that the price for our common stock will not drop significantly subsequent to this offering, whether related to our business or to the capital markets generally.